                                                        EXHIBIT 10.19
                                                        COMPOSITE CONFORMED COPY


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                     CAMERON ASHLEY BUILDING PRODUCTS, INC.

                            $50,000,000 Senior Notes

                $10,000,000 6.79% Senior Notes due April 15, 2001
                $15,000,000 6.79% Senior Notes due April 15, 2002
                $10,000,000 7.21% Senior Notes due April 15, 2003
                $15,000,000 7.61% Senior Notes due April 15, 2006

                                 ______________

                             NOTE PURCHASE AGREEMENT

                                  _____________



                            Dated as of April 1, 1996



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


                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
                                11651 PLANO ROAD
                              DALLAS, TEXAS  75243

                            $50,000,000 Senior Notes

                $10,000,000 6.79% Senior Notes due April 15, 2001
                $15,000,000 6.79% Senior Notes due April 15, 2002
                $10,000,000 7.21% Senior Notes due April 15, 2003
                $15,000,000 7.61% Senior Notes due April 15, 2006

                                                                     Dated as of
                                                                   April 1, 1996

TO EACH OF THE PURCHASERS LISTED IN
 THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

     CAMERON ASHLEY BUILDING PRODUCTS, INC., a Georgia corporation (the "COMPANY"), agrees with you as follows:

SECTION 1.     AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of $10,000,000 6.79% Senior Notes due April 15, 2001, $15,000,000 6.79% Senior Notes due April 15, 2002, $10,000,000 7.21% Senior Notes due April 15, 2003, and $15,000,000 7.61% Senior
Notes due April 15, 2006 (respectively the "2001 NOTES", the "2002 NOTES", the "2003 NOTES" and the "2006 NOTES", each being a "SERIES" of Notes, and collectively the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1.1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. Payment of the Notes will be guaranteed by the Guarantors under and pursuant to separate Guaranty Agreements (the "GUARANTY AGREEMENTS") each substantially in the form set out in Exhibit 1.2.

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement

SECTION 2.     SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the Series specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount and of the Series specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

SECTION 3.     CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "CLOSING") on April 18, 1996 or on such other Business Day thereafter on or prior to April 30, 1996 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to DDA # 1292833788 at NationsBank of Texas, N.A., ABA Number 111000025, Beneficiary: Cameron Ashley Building Products. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.     CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     SECTION 4.1. GUARANTY AGREEMENTS. The Guaranty Agreements shall have been executed and delivered by the Guarantors.

     SECTION 4.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement and of the Guarantors in the Guaranty Agreements shall be correct when made and at the time of the Closing.

     SECTION 4.3. PERFORMANCE; NO DEFAULT. The Company, and each Guarantor, shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

     SECTION 4.4.   COMPLIANCE CERTIFICATES.

     (a) OFFICER'S CERTIFICATE. The Company and each Guarantor shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.2, 4.3 and 4.10 have been fulfilled.

     (b) SECRETARY'S CERTIFICATE. The Company and each Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements or, as the case may be, the Guaranty Agreements.

     SECTION 4.5. OPINIONS OF COUNSEL. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Stieber Campbell, P.C., special counsel for the Company and the Guarantors, covering the matters set forth in Exhibit 4.5(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in
Exhibit 4.5(b) and covering such other matters incident to such transactions as you may reasonably request.

     SECTION 4.6. PURCHASE PERMITTED BY APPLICABLE LAW, ETC. On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     SECTION 4.7. SALE OF OTHER NOTES. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

     SECTION 4.8. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in
Section 4.5 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     SECTION 4.9. PRIVATE PLACEMENT NUMBERS. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of the Notes.

     SECTION 4.10. CHANGES IN CORPORATE STRUCTURE. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     SECTION 4.11. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you that:

     SECTION 5.1. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

     SECTION 5.2. AUTHORIZATION, ETC. (a) This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (b) Each of the Guaranty Agreements has been duly authorized by all necessary corporate action on the part of each Guarantor, and each of the Guaranty Agreements, upon execution and delivery thereof, will constitute, a legal, valid and binding joint and several obligation of each Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 5.3. DISCLOSURE. The Company, through its agents, Dillon, Read & Co. Inc. and NationsBanc Capital Markets, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Offering Memorandum, dated February 1996 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since October 31, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES. (a) Schedule 5.4 contains complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its other Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien.

     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Subsidiary is a party to, or otherwise subject to any legal restriction (other than restrictions imposed by the corporate law of the jurisdiction under which such Subsidiary exists) or any agreement restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     (e) Those Subsidiaries listed in Section IA of said Schedule 5.4 constitute Restricted Subsidiaries.

     (f)  Each Guarantor is a Wholly-Owned Restricted Subsidiary.

     SECTION 5.5. FINANCIAL STATEMENTS. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     SECTION 5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the Notes and the execution, delivery and performance by each Guarantor of its Guaranty Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     SECTION 5.7. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or the execution, delivery or performance by any Guarantor of its Guaranty Agreement.

     SECTION 5.8.   LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.
(a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.9. TAXES. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. Except as set forth on Schedule 5.9, the Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended October 3, 1992.

     SECTION 5.10. TITLE TO PROPERTY; LEASES. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     SECTION 5.11.  LICENSES, PERMITS, ETC.

     (a) The Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

     (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

     (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     SECTION 5.12. COMPLIANCE WITH ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to (i) the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     SECTION 5.13. PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 100 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds of the sale of the Notes to the repayment of Indebtedness of the Company to banks and for working capital. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company does not presently own any margin stock and the Company does not have any present intention to acquire any margin stock in the future. As used in this Section, the term "MARGIN STOCK" and the phrase "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

     SECTION 5.15. EXISTING INDEBTEDNESS; FUTURE LIENS. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of March 31, 1996, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien.

     SECTION 5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     SECTION 5.17. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

     SECTION 5.18. ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 6.     Representations of the Purchaser.

     SECTION 6.1. PURCHASE FOR INVESTMENT. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof,

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     SECTION 6.2. SOURCE OF FUNDS. You represent that you are an insurance company and that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no employee benefit plan (treating as a single plan all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceed 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in your most recent annual statement in the form required by the National Association of Insurance Commissioners as filed with your state of domicile; or

          (b) the Source is an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), and, except as you have disclosed to the Company in writing pursuant to this paragraph
     (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d)  the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.     INFORMATION AS TO COMPANY.

     SECTION 7.1. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each Holder of Notes that is an Institutional Investor:

          (a) QUARTERLY STATEMENTS -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

               (i) consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

               (ii) consolidated and consolidating statements of income of the Company and its Restricted Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

               (iii) consolidated and consolidating statements of stockholders' equity and cash flows of the Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth


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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


          in comparative form the consolidated figures for the corresponding period of the preceding fiscal year,

     all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this
     Section 7.1(a);

          (b) ANNUAL STATEMENTS -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries, as at the end of such year, and

               (ii) consolidated and consolidating statements of income, changes in stockholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such year,

     setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

               (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any


                                      -22-
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          failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

     PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause
     (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or


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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (g) UNRESTRICTED SUBSIDIARIES. Within the respective periods provided in paragraphs (a) and (b) above, financial statements of the character and for the dates and periods as in said paragraphs (a) and (b) provided covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis); and

          (h) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Holder of Notes.

     SECTION 7.2. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a Holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.8 hereof, inclusive, during the quarterly

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     SECTION 7.3. INSPECTION. The Company shall permit the representatives of each Holder of Notes that is an Institutional Investor:

          (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


SECTION 8.     PREPAYMENT OF THE NOTES.

     SECTION 8.1.   REQUIRED PREPAYMENTS.

     (a) 2002 NOTES. On April 15, 2000 and April 15, 2001 the Company will prepay $5,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the 2002 Notes at par and without payment of the Make-Whole Amount or any premium, PROVIDED that (i) upon any partial prepayment of the 2002 Notes pursuant to Section 8.2, such partial prepayment shall be deemed to be applied first, to the amount of principal scheduled to remain unpaid on the 2002 Notes on April 15, 2002, and then to the remaining scheduled principal payments in inverse chronological order and (ii) upon any purchase of the 2002 Notes permitted by Section 8.5 the principal amount of each required prepayment of the 2002 Notes becoming due under this Section 8.1(a) on and after the date of such purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the 2002 Notes is reduced as a result of such purchase.

     (b) NO REQUIRED PREPAYMENT OF OTHER SERIES OF NOTES. No prepayment of the 2001 Notes, the 2003 Notes or the 2006 Notes is required pursuant to this
Section 8.1 prior to the maturity thereof.

     SECTION 8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each Holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each Holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     SECTION 8.3. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of all Series at the time outstanding in proportion, as nearly as

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     SECTION 8.4. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     SECTION 8.5. PURCHASE OF NOTES. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     SECTION 8.6. MAKE-WHOLE AMOUNT. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.5% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" on the Telerate Access Service (or such other display as may replace Page 500 on Telerate Access Service) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded on-the-run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or has

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.     AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     SECTION 9.1. COMPLIANCE WITH LAW. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 9.2. INSURANCE. The Company will and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     SECTION 9.3. MAINTENANCE OF PROPERTIES. The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 9.4. PAYMENT OF TAXES AND CLAIMS. The Company will and will cause each of its Restricted Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Subsidiary, PROVIDED that neither the Company nor any Restricted Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     SECTION 9.5. CORPORATE EXISTENCE, ETC. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.8 and 10.9, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 10.    NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     SECTION 10.1. CONSOLIDATED NET WORTH. The Company will not, in any fiscal year, permit Consolidated Net Worth to be less than (i) in the case of its fiscal year ending October 31, 1996, $62,500,000, and (ii) in the case of each fiscal year thereafter, an amount equal to the sum of the amount required to be maintained in the immediately previous fiscal year plus 50% of Consolidated Net Income for such immediately previous fiscal year (but without deduction in the event of a deficit in Consolidated Net Income).

     SECTION 10.2. LIMITATION ON CONSOLIDATED DEBT. The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt, UNLESS on the date the Company or such Restricted Subsidiary becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

          (a)  no Default or Event of Default exists, and

          (b) Consolidated Debt as of such date does not exceed 60% of Consolidated Total Capitalization as of the end of the then most recent fiscal quarter of the Company;

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     PROVIDED, HOWEVER, that, if such Debt is incurred by the Company concurrently with and for the purpose of an acquisition of a Person or the assets of a Person or a line of business of a Person, then Consolidated Debt may be as much as 65% of Consolidated Total Capitalization for the period commencing on the date of the incurrence of such Debt and the consummation of such acquisition and ending nine months thereafter.

     SECTION 10.3. LIMITATION ON DEBT OF RESTRICTED SUBSIDIARIES. The Company will not permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt, except:

          (a) Debt of a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary, and

          (b)  Debt of a Restricted Subsidiary consisting of:

               (i) Debt of a Person existing at the time such Person is merged into or consolidated with a Restricted Subsidiary or such Restricted Subsidiary acquires all or substantially all the properties of such Person,

               (ii) Debt of a Person existing at the time such Person becomes a Restricted Subsidiary,

               (iii) Debt of a Restricted Subsidiary outstanding on the date hereof and reflected in Schedule 5.15,

               (iv) Debt of a Restricted Subsidiary incurred in connection with, or with a view to, compliance by such Restricted Subsidiary with the requirements of any program adopted by any federal, state or local governmental authority and applicable to such Restricted Subsidiary and providing financial or tax benefits to such Restricted Subsidiary which are not available without the incurrence of such Debt and are not available directly to the Company,

               (v) Debt of a Restricted Subsidiary incurred to pay all or any part of the purchase price or the cost of construction of property or equipment acquired by a Restricted Subsidiary, provided such Debt is incurred within one year after such acquisition or the completion of such construction, whichever is later,

               (vi) Debt of a Restricted Subsidiary incurred to pay all or any part of the cost to construct additions, substantial repairs or alterations or substantial improvements to properties of such Restricted Subsidiary, provided (x) the


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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


          amount of such Debt does not exceed the expense incurred to construct such additions, substantial repairs or alterations or substantial improvements, and (y) such Debt is incurred within one year after completion of construction and full operation,

               (vii) Debt of a Restricted Subsidiary owing to the seller or sellers of such Restricted Subsidiary or of substantially all the assets thereof, to the Company or such Restricted Subsidiary and incurred by such Restricted Subsidiary to finance the acquisition of either (A) the capital stock of such Restricted Subsidiary by the Company or another Restricted Subsidiary or (B) such assets by such Restricted Subsidiary, and

               (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Debt referred to in the foregoing clauses (i) through (vi), inclusive, provided the principal amount of the Debt so extended, renewed or replaced shall not exceed the principal amount thereof immediately prior to such extension renewal or replacement,

     PROVIDED that, after giving effect thereto and to the application of the proceeds thereof the aggregate amount of Priority Obligations does not exceed 15% of Consolidated Net Worth as at the end of the Company's fiscal year then most recently ended.

     SECTION 10.4. FIXED CHARGES COVERAGE RATIO. The Company will not, at any time, permit the Fixed Charges Coverage Ratio to be less than 1.05 to 1.

     SECTION 10.5. LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the Holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:


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          (a)  Liens existing on the date of this Agreement and securing the
     Debt of the Company and its Restricted Subsidiaries so identified in
     Schedule 5.15 (other than Liens designated in Section 5.15 to be discharged at or before the Closing);

          (b) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired, constructed or improved by the Company or a Restricted Subsidiary after the date of the Closing, PROVIDED that

               (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired, constructed or improved and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

               (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction,

               (iii) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition of such property (or in the case of property constructed or improved, after the later of (y) the completion of such construction or improvement or (z) the commencement of commercial operation of such property),

               (iv) the property subject to such Lien was not acquired in connection with a Property Reinvestment Application, and

               (v) in the case of any such construction or improvement such Lien shall not apply to any property theretofore owned by the Company or any Restricted Subsidiary, other than any theretofore unimproved real property on which the property so constructed, or the improvement, is located;


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          (c)  any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), PROVIDED that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

          (d) any Lien renewing, extending or refunding any Lien permitted by paragraphs (a), (b) or (c) of this Section 10.5, PROVIDED that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

          (e) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (f) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or which are being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of the property subject to such Lien or any material interference with the use thereof by the Company or any Restricted Subsidiary and book reserves have been set aside with respect thereto in an amount deemed adequate by the Company;

          (g) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;


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          (h)  any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; and

          (i)  other Liens not otherwise permitted by paragraphs (a) through
     (h), provided that, after giving effect thereto and to the Debt secured thereby and to the application of the proceeds of such Debt, the aggregate amount of Priority Obligations does not exceed 15% of Consolidated Net Worth as at the end of the Company's fiscal year then most recently ended.

     SECTION 10.6. SALE-AND-LEASEBACKS. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale-and-Leaseback Transaction UNLESS

          (a) immediately after giving effect thereto (i) Consolidated Debt does not exceed the amount then permitted to be incurred under Section 10.2, and (ii) the aggregate amount of Priority Obligations does not exceed 15% of Consolidated Net Worth as at the end of the Company's fiscal year then most recently ended; or

          (b) the Net Proceeds Amount received by the Company or such Restricted Subsidiary in respect of such Sale-and-Leaseback Transaction is applied within 180 days of the consummation thereof to a Debt Prepayment Application; PROVIDED that, any Debt Prepayment Application with respect to the Notes shall be made in accordance with the provisions of Section 8.2.

     SECTION 10.7.  RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

     (a) LIMITATION. The Company will not, and will not permit any of its Restricted Subsidiaries to, declare, make or incur any liability to make any Restricted Payment or make or authorize any Restricted Investment UNLESS immediately after giving effect to such action:

          (i) the sum of (x) the aggregate value of all Restricted Investments of the Company and its Restricted Subsidiaries (valued immediately after such action), plus (y) the aggregate amount of Restricted Payments of the Company and its Restricted Subsidiaries declared or made during the period commencing on November 1, 1995, and ending on the date such Restricted Payment or Restricted Investment is declared or made, inclusive, would not exceed the sum of

               (A)  $10,000,000, plus


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               (B)  60% of Consolidated Net Income (or minus 100% of
          Consolidated Net Income if Consolidated Net Income for such period is a loss) for each full fiscal year beginning with the fiscal year ending October 31, 1996, to and including the date such Restricted Payment or Restricted Investment is declared or made, plus

               (C) the aggregate amount of Net Proceeds of Capital Stock for such period; and

          (ii) no Default or Event of Default would exist.

     (b) TIME OF PAYMENT. The Company will not, nor will it permit any of its Restricted Subsidiaries to, authorize a Restricted Payment that is not payable within 90 days of authorization.

     SECTION 10.8. SALE OF ASSETS, ETC.; CREATION OF MINORITY INTERESTS. (a) Except as permitted under Section 10.9 the Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

          (i) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Restricted Subsidiary;

          (ii) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

          (iii) immediately after giving effect to the Asset Disposition,
     (A) the Disposition Value of all the property of the Company and its Restricted Subsidiaries that was the subject of any Asset Disposition occurring in the period of four fiscal quarters of the Company then next ending would not exceed 15% of Consolidated Assets as of the end of the then most recently ended fiscal quarter of the Company, and (B) the Disposition Value of all property that was the subject of all Asset Dispositions occurring on or after the Closing Date would not exceed 30% of Consolidated Assets as of the end of the then most recently ended fiscal quarter of the Company.

If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 180 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (a)(iii) of this Section 10.8 as of any date, shall be deemed not to be an Asset Disposition; PROVIDED that, any Debt Prepayment


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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


Application with respect to the Notes shall be made in accordance with the provisions of Section 8.2.

     (b) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 10.8, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly-Owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

     (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary (except to qualify directors) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-Owned Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

          (i) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Restricted Subsidiary at the time owned by the Company and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety;

          (ii) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Company;

          (iii) said shares of stock and Indebtedness are sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory; and

          (iv) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of.

     SECTION 10.9. MERGER, CONSOLIDATION, ETC. The Company will not, and will not permit any of its Restricted Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Restricted Subsidiary of the Company may


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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


(x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or another Wholly-Owned Restricted Subsidiary of the Company and (y) convey, transfer or lease all of its assets in compliance with the provisions of
Section 10.8), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "SUCCESSOR CORPORATION"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each Holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders, and the Company shall have caused to be delivered to each Holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

          (c)  immediately after giving effect to such transaction:

               (i)  no Default or Event of Default would exist, and

               (ii) the Successor Corporation would be permitted by the provisions of Section 10.2 hereof to incur at least $1.00 of additional Debt owing to a Person other than a Restricted Subsidiary of the Successor Corporation.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

     SECTION 10.10. TRANSACTIONS WITH AFFILIATES. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the


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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     SECTION 10.11. LINE OF BUSINESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

     SECTION 10.12. GUARANTIES. The Company will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Company which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of this Agreement and Permitted Guaranties.

     SECTION 10.13. GUARANTORS TO REMAIN WHOLLY-OWNED RESTRICTED SUBSIDIARIES. The Company will not permit the Guarantors to cease to be Wholly-Owned Restricted Subsidiaries.

SECTION 11.    EVENTS OF DEFAULT.

     An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or in Sections 10.1 through 10.9, both inclusive; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company


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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     receiving written notice of such default from any Holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto beyond any period of grace provided with respect thereto, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Debt; or

          (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or


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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $3,000,000 (excluding any judgment, or portion thereof, as to which a solvent insurer shall have accepted responsibility) are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $3,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.    REMEDIES ON DEFAULT, ETC.

     SECTION 12.1.  ACCELERATION.


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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, any Holder or Holders of more than 25% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c)  If any Event of Default described in paragraph (a) or (b) of
     Section 11 has occurred and is continuing, any Holder or Holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each Holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     SECTION 12.2. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     SECTION 12.3. RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     SECTION 12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the Holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     SECTION 13.1. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

     SECTION 13.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit 1.1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

     SECTION 13.3. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the Holder of such Note is, or is a nominee for, an original Purchaser or another Holder of a Note with a minimum net worth or admitted assets of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.    PAYMENTS ON NOTES.

     SECTION 14.1. PLACE OF PAYMENT. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of Citibank, N.A., in such jurisdiction.

     SECTION 14.2. HOME OFFICE PAYMENT. So long as you or your nominee shall be the Holder of any Note, and notwithstanding anything contained in Section
14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15.    EXPENSES, ETC.

     SECTION 15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or Holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Restricted Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other Holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

     SECTION 15.2. SURVIVAL. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other Holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.    AMENDMENT AND WAIVER.

     SECTION 17.1. REQUIREMENTS. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

     SECTION 17.2.  SOLICITATION OF HOLDERS OF NOTES.

     (a) SOLICITATION. The Company will provide each Holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

     (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


by any Holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment.

     SECTION 17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 17 applies equally to all Holders of Notes and is binding upon them and upon each future Holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     SECTION 17.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.    NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other Holder of any Note, to such Holder at such address as such other Holder shall have specified to the Company in writing, or

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the Holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.    REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other Holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.    CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Restricted Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Restricted Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Restricted Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other Holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Holder of a Note of information required to be delivered to such holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.    SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original Holder of the Notes under this Agreement.

SECTION 22.    MISCELLANEOUS.

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     SECTION 22.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

     SECTION 22.2. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     SECTION 22.3. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 22.4. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     SECTION 22.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     SECTION 22.6. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                            *     *     *     *     *

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        CAMERON ASHLEY BUILDING PRODUCTS, INC.


                                        By /s/ F. Dixon McElwee
                                            Title:  Vice President

The foregoing is hereby agreed
to as of the date thereof.

                                        PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


                                        By /s/ Warren Shank
                                            Its Counsel


                                        By /s/ Fredrick A. Bell
                                            Its Second Vice President-Securities
                                             Investment


                                        THE CANADA LIFE ASSURANCE COMPANY


                                        By /s/ Brian J. Lynch
                                            Its Associate Treasurer


                                        CANADA LIFE INSURANCE COMPANY OF
                                            AMERICA

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement






                                        By /s/ Brian J. Lynch
                                            Its Associate Treasurer


                                        NORTHWESTERN NATIONAL LIFE INSURANCE
                                            COMPANY


                                        By /s/ Gregory M. Anderson
                                            Its Authorized Representative


                                        NORTHERN LIFE INSURANCE COMPANY


                                        By /s/ Gregory M. Anderson
                                            Its Assistant Treasurer


                                        UNITED SERVICES LIFE INSURANCE COMPANY


                                        By /s/ Gregory M. Anderson
                                            Its Assistant Treasurer


                                        NATIONWIDE LIFE INSURANCE COMPANY


                                        By /s/ Michael D. Groseclose
                                            Its Associate Vice President
                                             Corporate Fixed-Income Securities


                                        NATIONWIDE LIFE AND ANNUITY
                                            INSURANCE COMPANY

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


                                        By /s/ Michael D. Groseclose
                                            Its Associate Vice President
                                             Corporate Fixed-Income Securities

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     NAMES AND ADDRESSES                                 PRINCIPAL AMOUNT
        OF PURCHASERS                                OF NOTES TO BE PURCHASED

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY           2001 Notes             --
711 High Street                                   2002 Notes        $15,000,000
Des Moines, Iowa  50392-0800                      2003 Notes             --
Attention:  Investment Department--
  Securities Division                             2006 Notes             --
Regarding Bond Number 1-B-60706
Telefacsimile:  (515) 248-2490
Confirmation:  (515) 248-3495

Payments

All payments on or in respect of each Series of Notes to be by separate bank wire transfers of Federal or other immediately available funds (identifying each payment as "Cameron Ashley Building Products, Inc., 6.79% Senior Notes due April 1, 2002, PPN 133290 A@ 5, Bond Number 1-B-60706, principal, premium or interest") to:

     Norwest Bank Iowa, N.A. (ABA #0730 0022 8)
     7th and Walnut Streets
     Des Moines, Iowa  50309

     for credit to:  Principal Mutual Life Insurance Company
     General Account Number 014752
     Reference:  OBI:  PFGSE(s) B 60706

Notices

All notices concerning payment on or in respect of the Notes, to:

     Principal Mutual Life Insurance Company
     711 High Street
     Des Moines, Iowa  50392-0960
     Attention:  Investment Department--Accounting & Treasury
     Telefacsimile:  (515) 248-2490

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

                                   SCHEDULE A

                          (to Note Purchase Agreement)

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


Taxpayer I.D. Number:  42-012-7290

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     NAMES AND ADDRESSES                            PRINCIPAL AMOUNT
        OF PURCHASERS                           OF NOTES TO BE PURCHASED

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY           2001 Notes          --
711 High Street                                   2002 Notes          --
Des Moines, Iowa  50392-0800                      2003 Notes          --
Attention:  Investment Department--
  Securities Division                             2006 Notes       $5,900,000
Regarding Bond Number 1-B-60707
Telefacsimile:  (515) 248-2490
Confirmation:  (515) 248-3495

Payments

All payments on or in respect of each Series of Notes to be by separate bank wire transfers of Federal or other immediately available funds (identifying each payment as "Cameron Ashley Building Products, Inc., 7.61% Senior Notes due April 15, 2006, PPN 133290 B* 6, Bond Number 1-B-60707, principal, premium or interest") to:

     Norwest Bank Iowa, N.A. (ABA #0730 0022 8)
     7th and Walnut Streets
     Des Moines, Iowa  50309

     for credit to:  Principal Mutual Life Insurance Company
     General Account Number 014752
     Reference:  OBI:  PFGSE(s) B 60707

Notices

All notices concerning payment on or in respect of the Notes, to:

     Principal Mutual Life Insurance Company
     711 High Street
     Des Moines, Iowa  50392-0960
     Attention:  Investment Department--Accounting & Treasury
     Telefacsimile:  (515) 248-2490

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  42-012-7290

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     NAMES AND ADDRESSES                              PRINCIPAL AMOUNT
         OF PURCHASERS                            OF NOTES TO BE PURCHASED

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY           2001 Notes           --
711 High Street                                   2002 Notes           --
Des Moines, Iowa  50392-0800                      2003 Notes           --
Attention:  Investment Department--
  Securities Division                             2006 Notes       $4,100,000
Regarding Bond Number 16-B-60707
Telefacsimile:  (515) 248-2490
Confirmation:  (515) 248-3495

Payments

All payments on or in respect of each Series of Notes to be by separate bank wire transfers of Federal or other immediately available funds (identifying each payment as "Cameron Ashley Building Products, Inc., 7.61% Senior Notes due April 15, 2006, PPN 133290 B* 6, Bond Number 16-B-60707, principal, premium or interest") to:

     Norwest Bank Iowa, N.A. (ABA #0730 0022 8)
     7th and Walnut Streets
     Des Moines, Iowa  50309

     for credit to:  Principal Mutual Life Insurance Company
     Separate Account Number 032395
     Reference:  OBI:  PFGSE(s) B 60707

Notices

All notices concerning payment on or in respect of the Notes, to:

     Principal Mutual Life Insurance Company
     711 High Street
     Des Moines, Iowa  50392-0960
     Attention:  Investment Department--Accounting & Treasury
     Telefacsimile:  (515) 248-2490

All notices and communications other than those in respect to payments to be addressed as first provided above.

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  42-012-7290

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     NAME AND ADDRESS                                     PRINCIPAL AMOUNT
        OF LENDER                                             OF NOTES

THE CANADA LIFE ASSURANCE                         2001 Notes         $3,000,000
  COMPANY                                         2002 Notes             --
330 University Avenue                             2003 Notes             --
Toronto, Ontario                                  2006 Notes             --
Canada M5G 1R8
Attention:  U.S. Private Placements, SP-11
Facsimile:  (416) 597-9678

Payments

All payments on or in respect of the Notes to be by bank wire transfer of immediately available funds in U.S. dollars (identifying each payment as "Cameron Ashley Building Products, Inc., 6.79% Senior Notes due April 15, 2001, PPN 133290 A* 7, principal, premium or interest") to:

     c/o Morgan Guaranty Trust Company
     ABA No. 021-000-238
     Account No. 999-99-024
     Attention:  Custody Collection
     for credit to The Canada Life
     Assurance Company's Custody Account No. 41233

Notices

All notices and communications, other than notices with respect to payments, to be addressed as first provided above.

All notices of and confirmations with respect to payments, to:

     Morgan Guaranty Trust Company
     60 Wall Street
     New York, New York 10260-0060
     Attention:  Bob Rich or Peter Frank, 36th Floor
     Facsimile:  (212) 648-5111

with copies to:

     The Canada Life Assurance Company

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     330 University Avenue
     Toronto, Ontario
     Canada M5G 1R8
     Attention:  Securities Accounting, SP-12
     Facsimile:  (416) 597-2609

Name of Nominee in which Notes are to be issued:  INCE & CO.

Taxpayer I.D. Number:  38-0397420

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     NAME AND ADDRESS                                PRINCIPAL AMOUNT
        OF LENDER                                        OF NOTES

CANADA LIFE INSURANCE COMPANY                  2001 Notes         $2,000,000
  OF AMERICA                                   2002 Notes             --
c/o The Canada Life Assurance Company          2003 Notes             --
330 University Avenue                          2006 Notes             --
Toronto, Ontario
Canada M5G 1R8
Attention:  U.S. Private Placements, SP-11
Facsimile:  (416) 597-9678

Payments

All payments on or in respect of the Notes to be by bank wire transfer of immediately available funds in U.S. dollars (identifying each payment as "Cameron Ashley Building Products, Inc., 6.79%, Senior Notes due April 15, 2001, PPN 133290 A* 7, principal, premium or interest") to:

     c/o Chemical Bank
     ABA No. 021 000 128
     Account No. 544-755-102
     Attention:  Custody Collection
     for credit to Canada Life Insurance
     Company of America's Trust Account
     No. AR80-77249

Notices

All notices and communications, other than notices with respect to payments, to be addressed as first provided above.

All notices of and confirmations with respect to payments, to:

     Chemical Bank
     4 New York Plaza
     New York, New York  10004
     Institutional Client Services, 4th Floor
     Attention:  Rich Boxer
     Facsimile:  (212) 623-6709

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


with copies to:

     The Canada Life Assurance Company
     330 University Avenue
     Toronto, Ontario
     Canada M5G 1R8
     Attention:  Securities Accounting, SP-12
     Facsimile:  (416) 597-2609

Name of Nominee in which Notes are to be issued:  Cummings & Co.

Taxpayer I.D. Number:  38-2816473

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     NAME AND ADDRESS                                 PRINCIPAL AMOUNT
         OF LENDER                                        OF NOTES

NORTHWESTERN NATIONAL LIFE INSURANCE           2001 Notes          $1,000,000
  COMPANY                                      2002 Notes              --
c/o Reliastar Investment Research              2003 Notes              --
100 Washington Square, Suite 800               2006 Notes             $2,000,000
Minneapolis, Minnesota  55401-2147
Ref:  James Tobin, (612) 342-3204
Telecopier Number:  (612) 372-5368

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cameron Ashley Building Products, Inc., 6.79% Senior Notes due April 15, 2001, PPN 133290 B* 6 or 7.61% Senior Notes due April 15, 2006, PPN 133290 A* 7, as the case may be, principal, premium or interest") to:

     First National Bank N.A./Mpls.
     601 2nd Avenue South
     Bank ABA #091 000 022
     Attention:  Securities Accounting

     for credit to:  Northwestern National Life Insurance Company
     Account Number 1102-4001-4461

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-0451140

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     NAME AND ADDRESS                                  PRINCIPAL AMOUNT
        OF LENDER                                          OF NOTES

NORTHERN LIFE INSURANCE COMPANY                2001 Notes              --
c/o ReliaStar Investment Research, Inc.        2002 Notes              --
100 Washington Square, Suite 800               2003 Notes              --
Minneapolis, Minnesota  55401-2121             2006 Notes          $3,000,000

Attention:  Securities Department
Ref:  James Tobin, (612) 342-3204
Telecopier Number:  (612) 372-5368

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cameron Ashley Building Products, Inc., 7.61% Senior Notes due April 15, 2006, PPN 133290 B* 6, principal, premium or interest") to:

     First National Bank N.A./Mpls.
     601 2nd Avenue South
     (ABA #091000022)
     Attention:  Securities Accounting

     for credit to:  Northern Life Insurance Company
     Account Number 1602-3237-6105

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-1295933

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     NAME AND ADDRESS                                  PRINCIPAL AMOUNT
        OF LENDER                                          OF NOTES

UNITED SERVICES LIFE INSURANCE COMPANY          2001 Notes          $4,000,000
c/o ReliaStar Investment Research, Inc.         2002 Notes              --
100 Washington Square, Suite 800                2003 Notes              --
Minneapolis, Minnesota  55401-2121              2006 Notes              --
Attention:  Securities Department
Ref:  James Tobin, (612) 342-3204
Telecopier Number:  (612) 372-5368

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cameron Ashley Building Products, Inc., 6.79%, Senior Notes due April 15, 2001, PPN 133290 A* 7, principal, premium or interest") to:

     Chemical NYC/GEOCUST
     New York, NY
     DDA #544755102
     A/C #1960 Dept 571 NonStandard Securities
     Bank ABA #021 000 128

     for credit to:  United Services Life Insurance Company
     Account Number N9207267

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  SIGLER & CO.

Taxpayer I.D. Number:  53-0159267

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     NAME AND ADDRESS                                  PRINCIPAL AMOUNT
        OF LENDER                                          OF NOTES

Nationwide Life Insurance Company               2001 Notes             --
One Nationwide Plaza (1-33-07)                  2002 Notes             --
Columbus, Ohio  43215-2220                      2003 Notes          $8,000,000
                                                2006 Notes             --

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cameron Ashley Building Products, Inc., 7.21% Senior Notes due April 15, 2003, PPN 133290 A# 3, principal, premium or interest") to:

     Morgan Guaranty Trust Company of New York (ABA #021-000-238)
     JOURNAL #999-99-024
     F/A/O Nationwide Life Insurance Company Custody A/C #71615
     Attention:  Custody Service Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

     Nationwide Life Insurance Company
     One Nationwide Plaza (1-32-09)
     Columbus, Ohio  43215-2220
     Attention:  Corporate Money Management

All notices and communications other than those in respect to payments to be addressed:

     Nationwide Life Insurance Company
     One Nationwide Plaza--1-33-07
     Columbus, Ohio  43215-2220
     Attention:  Corporate Fixed-Income Securities

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4156830

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     NAME AND ADDRESS                                   PRINCIPAL AMOUNT
         OF LENDER                                          OF NOTES

Nationwide Life and Annuity                     2001 Notes             --
   INSURANCE COMPANY                            2002 Notes             --
One Nationwide Plaza (1-33-07)                  2003 Notes          $2,000,000
Columbus, Ohio  43215-2220                      2006 Notes             --

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cameron Ashley Building Products, Inc., 7.21% Senior Notes due April 15, 2003, PPN 133290 A# 3, principal, premium or interest") to:

     Morgan Guaranty Trust Company of New York (ABA #021-000-238)
     JOURNAL #999-99-024
     F/A/O Nationwide Life and Annuity Insurance Company Custody A/C #71620
     Attention:  Custody Service Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

     Nationwide Life and Annuity Insurance Company
     One Nationwide Plaza (1-32-09)
     Columbus, Ohio  43215-2220
     Attention:  Corporate Money Management

All notices and communications other than those in respect to payments to be addressed:

     Nationwide Life and Annuity Insurance Company
     One Nationwide Plaza--1-33-07
     Columbus, Ohio  43215-2220
     Attention:  Corporate Fixed-Income Securities

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-1000740

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


                                  DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests; PROVIDED, HOWEVER, that a Restricted Subsidiary shall not be an Affiliate of the Company or of another Restricted Subsidiary. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company.

     "ASSET DISPOSITION" means any Transfer except:

          (a)  any

               (i) Transfer from a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary; and

               (ii) Transfer from the Company to a Wholly-Owned Restricted Subsidiary,

     so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

          (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Restricted Subsidiaries or that is obsolete.

     "ATTRIBUTABLE DEBT" means, as to any particular lease relating to a Sale-and-Leaseback Transaction, the present value of all Lease Rentals required to be paid by the Company or any Restricted Subsidiary under such lease during the remaining term thereof, including any period for which such lease has been extended (such present value to be determined in accordance with


                                   SCHEDULE B

                          (to Note Purchase Agreement)

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


generally accepted financial practice, compounded semiannually using a discount factor equal to the implicit rate of such lease, if known, of, if not, the average of the interest rates then borne by the Notes, weighted by the principal amount of the then outstanding Notes of each Series).

     "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are generally closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Dallas, Texas are generally closed.

     "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

     "CLOSING" is defined in Section 3.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "COMPANY" means Cameron Ashley Building Products, Inc., a Georgia corporation.

     "CONFIDENTIAL INFORMATION" is defined in Section 20.

     "CONSOLIDATED ASSETS" means, as of any date of determination, the total amount of all assets of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED DEBT" means, as of any date of determination, the total of all Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

     "CONSOLIDATED INCOME AVAILABLE FOR FIXED CHARGES" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges and (b) taxes imposed on or measured by income or excess profits.

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

     "CONSOLIDATED NET WORTH" means, at any time,

          (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Restricted Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Restricted Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, MINUS

          (b) to the extent included in clause (a), (i) all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries and (ii) redeemable preferred stock with an average life which is less than the life to maturity of the 2006 Notes.

     "CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, the sum of Consolidated Net Worth and Consolidated Debt.

     "CONVERTIBLE SUBORDINATED DEBT" shall mean all unsecured Debt of the Company which shall (i) contain or have applicable thereto subordination provisions substantially in the form set forth in Exhibit B-1 attached hereto providing for the subordination thereof to other Debt of the Company, including, without limitation, the Notes, or such other provisions as may be approved in writing by the Holders holding not less than 66-2/3% in aggregate principal amount of the outstanding Notes, (ii) shall mature no earlier than April 15, 2006, (iii) shall have a weighted average life to maturity which is no less than the life to maturity of the 2006 Notes and (iv) contains a right for the holder thereof to convert such Debt to an equity interest in the Company under certain circumstances.

     "CREDIT AGREEMENT GUARANTIES" shall mean the Guaranties by the Guarantors of the obligations of the Company under that certain First Restated Credit Agreement dated as of April 15, 1996 among the Company, Nationsbank of Texas, National Association, as Agent, ABN AMRO Bank, N.V., as Co-Agent and Issuing Bank, and the Lenders (as defined therein).

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     "DEBT" means, with respect to any Person, without duplication,

          (a)  its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c)  its Capital Lease Obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e)  Attributable Debt of such Person; and

          (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. In calculating the amount of Debt of the Company, Convertible Subordinated Debt of the Company shall be excluded insofar as the aggregate principal amount thereof shall not exceed $25,000,000.

     "DEBT PREPAYMENT APPLICATION" means, with respect to any Transfer of property, the application by the Company or its Restricted Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Debt of the Company (other than (a) Convertible Subordinated Debt, (b) Debt owing to the Company, any of its Restricted Subsidiaries or any Affiliate, and
(c) Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Restricted Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Debt).

     "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of any Note or (ii) 2% over the rate of interest publicly announced by Citibank, N.A., in New York, New York, as its "base" or "prime" rate.

     "DISPOSITION VALUE" means, at any time, with respect to any property

          (a) in the case of property that does not constitute Restricted Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

          (b) in the case of property that constitutes Restricted Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Restricted Subsidiary that issued such stock as is equal to the percentage that the book value of such Restricted Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Restricted Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

     "DISTRIBUTION" means, in respect of any corporation, association or other business entity:

          (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

          (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests).

     "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "EVENT OF DEFAULT" is defined in Section 11.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "FIXED CHARGES" means, with respect to any period, the sum of (a) Interest Charges for such period and (b) Lease Rentals for such period.

     "FIXED CHARGES COVERAGE RATIO" means, at any time, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (b) Fixed Charges for such period.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "GOVERNMENTAL AUTHORITY" means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "GUARANTY AGREEMENTS" are defined in Section 1.

     "GUARANTORS" shall mean Ashley Aluminum, Inc., a Georgia corporation, Wm. Cameron & Co., a Georgia corporation, and CABP, Inc., an Arizona corporation.

     "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f)  Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any Holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "INTEREST CHARGES" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of the Company and its Restricted Subsidiaries (including imputed interest on Capital Lease Obligations and Attributable Debt)

Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

     "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (i) in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

     "LEASE RENTALS" means, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), EXCLUDING any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

     "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

     "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries taken as a whole.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
(c) the validity or enforceability of this Agreement or the Notes.

     "MEMORANDUM" is defined in Section 5.3.


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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "NET PROCEEDS AMOUNT" means, with respect to any Transfer of any Property by any Person, an amount equal to the DIFFERENCE of

          (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, MINUS

          (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

     "NET PROCEEDS OF CAPITAL STOCK" means, with respect to any period, cash proceeds (net of all costs and out-of-pocket expenses in connection therewith, including, without limitation, placement, underwriting and brokerage fees and expenses), received by the Company and its Restricted Subsidiaries during such period, from the sale of all capital stock (other than redeemable capital stock) of the Company, including in such net proceeds:

          (a) the net amount paid upon issuance and exercise during such period of any right to acquire any capital stock, or paid during such period to convert a convertible debt Security to capital stock (but excluding any amount paid to the Company upon issuance of such convertible debt Security); and

          (b) any amount paid to the Company upon issuance of any convertible debt Security issued after April 1, 1996 and thereafter converted to capital stock during such period.

     "NOTES" is defined in Section 1.

     "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "OTHER AGREEMENTS" is defined in Section 2.

     "OTHER PURCHASERS" is defined in Section 2.

     "PERMITTED GUARANTIES" shall mean the Guaranties under the Guaranty Agreements and the Credit Agreement Guaranties.

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "PRIORITY OBLIGATIONS" shall mean at any time the aggregate amount at such time of:

          (a)  Debt of Restricted Subsidiaries referred to in Section 10.3(b),

          (b)  Debt secured by Liens permitted by paragraphs (a), (c), (d) or
     (i) of Section 10.5 hereof, and

          (c)  Attributable Debt.

     The terms "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "PROPERTY REINVESTMENT APPLICATION" means, with respect to any Transfer of property, the satisfaction of each of the following conditions:

          (a) an amount equal to the Net Proceeds Amount with respect to such Transfer shall have been applied to the acquisition by the Company, or any of its Restricted Subsidiaries making such Transfer, of property that upon such acquisition is unencumbered by any Lien not permitted by Section 10.5 hereof and that

               (i) constitutes property that is (x) property classifiable under GAAP as non-current to the extent that such proceeds are derived from the transfer of property that was properly classifiable as non-current, and otherwise properly

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


          classifiable as either current or non-current, and (y) to be used in the ordinary course of business of the Company and the Subsidiaries, or

               (ii) constitutes equity interests of a Person that shall be, on or prior to the time of such acquisition, a Wholly-Owned Subsidiary of the Company, and that shall invest the proceeds of such acquisition in property of the nature described in the immediately preceding clause
          (i); and

          (b) the Company shall have delivered a certificate of a Responsible Officer of the Company to each Holder of a Note referring to Section 10.8 and identifying the property that was the subject of such Transfer, the Disposition Value of such property, and the nature, terms, amount and application of the proceeds from the Transfer.

     "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "REQUIRED HOLDERS" means, at any time, the Holders of at least 66-23% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "RESTRICTED INVESTMENTS" means all Investments except the following:

          (a) property to be used in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (c) Investments in one or more Restricted Subsidiaries or any Person that concurrently with such Investment becomes a Restricted Subsidiary;

          (d) Investments existing on the date of the Closing and disclosed in Schedule C;

          (e) Investments in United States Governmental Securities, PROVIDED that such obligations mature within 36 months from the date of acquisition thereof;

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


          (f) Investments in certificates of deposit, time deposits or banker's acceptances maturing within 365 days from the date of acquisition thereof either (i) issued by an Acceptable Bank, or (ii) issued by any other bank with which the Company has a banking relationship and which is organized under the laws of the United States of America or any State thereof, PROVIDED that the aggregate amount of the Investments of the Company permitted by this clause (ii) shall not exceed $10,000,000;

          (g) Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

          (h)  Investments in Repurchase Agreements;

          (i) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, PROVIDED that such obligations mature within 365 days from the date of acquisition thereof;

          (j) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Restricted Subsidiary; and

          (k) Investments in the shares of registered investment companies commonly known as "money market funds", PROVIDED that the aggregate net asset value of any such investment company shall be $1,000,000,000 or more and the investment policies of such investment companies shall limit them to Money Market Instruments.

As of any date of determination, each Restricted Investment shall be valued at the greater of:

          (x) the amount at which such Restricted Investment is shown on the books of the Company or any of its Restricted Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

          (y)  either

               (i) in the case of any Guaranty of the obligation of any Person, the amount which the Company or any of its Restricted Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Restricted Subsidiary of any such payments, or

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


               (ii) in the case of any other Restricted Investment, the excess of:

                    (x) the greater of (A) the amount originally entered on the books of the Company or any of its Restricted Subsidiaries with respect thereto and (B) the cost thereof to the Company or its Restricted Subsidiary over

                    (y) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

As used in this definition of "Restricted Investments":

          "ACCEPTABLE BANK" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $100,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "AA" or better by S&P or "Aa" or better by Moody's.

          "ACCEPTABLE BROKER-DEALER" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "AA" or better by S&P or "Aa" or better by Moody's.

          "MONEY MARKET INSTRUMENTS" shall mean United States Governmental Securities described under paragraph (e) above and commercial paper qualified for Investments under paragraph (g) above.

          "MOODY'S" means Moody's Investors Service, Inc.

          "REPURCHASE AGREEMENT" means any written agreement

               (a) that provides for (i) the transfer of one or more Money Market Instruments in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Restricted Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "TRANSFER PRICE") by the Company or such Restricted Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Company or such Restricted Subsidiary, in

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


          connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar Money Market Instruments for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

               (b) in respect of which the Company or such Restricted Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

               (c) in connection with which the Company or such Restricted Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such Money Market Instruments.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

          "UNITED STATES GOVERNMENTAL SECURITY" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

     "RESTRICTED PAYMENT" means

          (a) any Distribution in respect of the Company or any Restricted Subsidiary of the Company (other than on account of capital stock or other equity interests of a Restricted Subsidiary of the Company owned legally and beneficially by the Company or another Restricted Subsidiary of the Company), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock, and

          (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Company or any Restricted Subsidiary of, on account of, or in respect of, the principal of any Convertible Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Convertible Subordinated Debt was originally incurred).

For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

     "RESTRICTED SUBSIDIARY" shall mean any Subsidiary (i) which is designated as such on Schedule 5.4 or, at the time such Subsidiary becomes a Subsidiary, is designated as such in a written notice with respect to such Subsidiary given by the Company to the Holders of the Notes pursuant to Section 18 and (ii) of which more than 80% (by number of votes) of the Voting Stock is beneficially owned by the Company or by any Restricted Subsidiary.

     "SALE-AND-LEASEBACK TRANSACTION" means a transaction or series of transactions pursuant to which the Company or any Restricted Subsidiary shall sell or transfer to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary) any property, whether now owned or hereafter acquired, which, at the time of such transaction has been owned for more than 180 days by the Company or such Restricted Subsidiary or which was acquired in connection with a Property Reinvestment Application, and, as part of the same transaction or series of transactions, the Company or any Restricted Subsidiary shall rent or lease as lessee, or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property for a term of 36 months or longer.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SECURITY" has the meaning set forth in section 2(1) of the Securities Act of 1933, as amended.

     "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

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Cameron Ashley Building Products, Inc.                   Note Purchase Agreement


     SUBSIDIARY STOCK" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

     "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, in the case of the Company: (i) the issuance or sale by any Restricted Subsidiary of any shares of stock of any class (including as "stock" for the purpose of this definition, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly-owned Restricted Subsidiary (except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and its Subsidiaries whereby the Company and its Subsidiaries maintain their same proportionate interest in such Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company of any shares of stock of any Restricted Subsidiary (except to qualify directors) and the sale, transfer or other disposition (except to the Company or a Wholly-Owned Restricted Subsidiary) by any Restricted Subsidiary of any shares of stock of any other Subsidiary. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount.

     "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary which is not a Restricted Subsidiary.

     "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests and Debt of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.